UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2016

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 5, 2016, Omnicell, Inc. (the “Company”), as borrower, entered into a $400 million senior secured credit facility pursuant to a Credit Agreement, by and among the Company, the lenders from time to time party thereto, Wells Fargo Securities, LLC, as Sole Lead Arranger and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).  The Credit Agreement provides for (a) a five-year revolving credit facility of $200 million (the “Revolving Credit Facility”) and (b) a five-year $200 million term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facilities”).  In addition, the Credit Agreement includes a letter of credit sub-limit of up to $10 million and a swing line loan sub-limit of up to $10 million.

On January 5, 2016, the Company borrowed the full $200 million under the Term Loan Facility and $55 million under the Revolving Credit Facility to complete the acquisition of all of the membership interests of Aesynt Holding Coöperatief U.A. (“Aesynt”) and to pay related fees and expenses. The Company expects to use future loans under the Revolving Credit Facility, if any, for general corporate purposes. The Credit Agreement replaces the Company’s existing Credit Agreement, dated as of September 25, 2013, by and among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended.

Loans under the Facilities bear interest, at the Company’s option, at a rate equal to either (a) the LIBOR Rate, plus an applicable margin ranging from 1.50% to 2.25% per annum based on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement), or (b) an alternate base rate equal to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50%, and (iii) LIBOR for an interest period of one month, plus an applicable margin ranging from 0.50% to 1.25% per annum based on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement).  Undrawn commitments under the Revolving Credit Facility will be subject to a commitment fee ranging from 0.20% to 0.35% per annum based on the Company’s Consolidated Total Net Leverage Ratio on the average daily unused portion of the Revolving Credit Facility.  A letter of credit participation fee ranging from 1.50% to 2.25% per annum based on the Company’s Consolidated Total Net Leverage Ratio will accrue on the average daily amount of letter of credit exposure.

The Company is permitted to make voluntary prepayments at any time without payment of a premium or penalty, except for any amounts relating to the LIBOR breakage indemnity described in the Credit Agreement.  The Company is required to make mandatory prepayments under the Term Loan Facility with (a) net cash proceeds from any issuances of debt (other than certain permitted debt) and (b) net cash proceeds from certain asset dispositions (other than certain asset dispositions) and insurance and condemnation events (subject to reinvestment rights and certain other exceptions). Loans under the Term Loan Facility will amortize in quarterly installments, equal to 5.00% per annum of the original principal amount thereof during the first two years, which shall increase to 10.00% per annum during the third and fourth years, and 15.00% per annum during the fifth year, with the remaining balance payable on January 5, 2021. The Company is required to make mandatory prepayments under the Revolving Credit Facility if at any time the aggregate outstanding principal amount of loans together with the total amount of outstanding letters of credit exceed the aggregate commitments, with such mandatory prepayment to be equal to the amount of such excess.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, dividends and other distributions. The Credit Agreement contains financial covenants that require the Company and its subsidiaries to not exceed a maximum consolidated total leverage ratio and maintain a minimum fixed charge coverage ratio.

Events of default under the Credit Agreement include: (a) the failure by the Company or any Credit Party (as such term is defined in the Credit Agreement) to timely make payments due under the Credit Agreement or the other loan documents; (b) misrepresentations or misstatements in any representation or warranty subject to materiality or material adverse effect qualifications by any Credit Party or subsidiary thereof when made; (c) the failure by any Credit Party to comply with the covenants under the Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to the Company or any of its subsidiaries; (f) certain judgments against the Company or any of its subsidiaries; (g) certain ERISA-related events; (h) the failure by the loan documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be valid, binding and enforceable; (j) payment defaults and certain performance defaults under material contracts of the Company and its subsidiaries; and (k) the occurrence of a change in control. If one or more events of default occurs and continues, the administrative agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the credit parties under the Credit Agreement to be immediately due and payable.

The Company’s obligations under the Credit Agreement and any swap obligations and banking services obligations owing to a lender (or an affiliate of a lender) are guaranteed by certain of its domestic subsidiaries and secured by substantially all of its and the subsidiary guarantors’ assets. In connection with entering into the Credit Agreement, and as a condition precedent to borrowing loans thereunder, the Company and certain of the Company’s other direct and indirect subsidiaries have entered into certain ancillary agreements, including, but not limited to, a collateral agreement and subsidiary guaranty agreement.

References to the terms of the Credit Agreement are qualified in their entirety by reference to the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 5, 2016, the Company completed its acquisition of all of the membership interests of Aesynt from Aesynt Holding, L.P. and Aesynt, Ltd. (together with Aesynt Holding, L.P., the “Sellers”) pursuant to the securities purchase agreement, dated as of October 29, 2015, by and among the Company, Omnicell International, Inc., Sellers and Aesynt (the “Securities Purchase Agreement”).

The purchase price paid by the Company was approximately $275 million, including the repayment of Aesynt indebtedness and after adjustments provided for in the Securities Purchase Agreement.  The acquisition was funded with cash-on-hand and borrowings under the Credit Agreement.

References to the terms of the Securities Purchase Agreement are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)                                 Financial Statements of the Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)                                 Pro Forma Financial Information.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)                                 Exhibits.

2.1

Securities Purchase Agreement, dated October 29, 2015, among Omnicell, Inc., Omnicell International, Inc., Aesynt Holding, L.P., Aesynt, Ltd. and Aesynt Holding Coöperatief U.A., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015.

10.1	Credit Agreement, dated as of January 5, 2016, among Omnicell, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release titled “Omnicell Completes Acquisition of Aesynt” issued by Omnicell, Inc. on January 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: January 6, 2016	By:	/s/ Dan S. Johnston
Dan S. Johnston
Executive Vice President, Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.1

Securities Purchase Agreement, dated October 29, 2015, among Omnicell, Inc., Omnicell International, Inc., Aesynt Holding, L.P., Aesynt, Ltd. and Aesynt Holding Coöperatief U.A., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015.

10.1	Credit Agreement, dated as of January 5, 2016, among Omnicell, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release titled “Omnicell Completes Acquisition of Aesynt” issued by Omnicell, Inc. on January 6, 2016.